UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2022

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2022, Superior Industries International, Inc. (the “Company”), Oaktree Fund Administration, LLC, in its capacity as administrative agent, JPMorgan Chase Bank, N.A., in its capacity as collateral agent, and the other lenders party thereto entered into a credit agreement (the “Term Loan Credit Agreement”). Simultaneously with the execution of the Term Loan Credit Agreement, the Company, the other borrowers party thereto, JPMorgan Chase Bank, N.A., in its capacity as administrative agent, collateral agent and issuing bank, and the other lenders and issuing banks party thereto entered into a revolving credit agreement (the “Revolving Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”). JPMorgan Chase Bank, N.A. and Deutsche Bank Securities Inc. acted as joint lead arrangers and joint bookrunners for the Revolving Credit Agreement.

The Credit Agreements make available to the Company (i) an aggregate principal amount of $400.0 million of term loans, all of which were funded on December 16, 2022, and (ii) a maximum aggregate amount of $60.0 million of revolving loan commitments, which may be drawn, subject to customary borrowing conditions, until maturity on December 15, 2027. The term loans mature on December 15, 2028. The loans and commitments under the Credit Agreements will also mature on the date that is 91 days prior to June 15, 2025 if the Company has not repaid or refinanced the Senior Notes by such date and will mature on the date that is 91 days prior to September 14, 2025 if the Company has not extended the mandatory redemption date of the Preferred Stock by such date (including through a refinancing). Subject to certain conditions, the Company may at any time request one or more increases in the amount of the term loan and revolving loan commitments, up to an aggregate maximum additional amount set forth in the applicable Credit Agreement.

The Company’s obligations under the Credit Agreements are unconditionally guaranteed by all material direct and indirect subsidiaries of the Company (the “Subsidiary Guarantors”), with customary exceptions. Borrowings under the Credit Agreements are secured by substantially all of the assets of the Company and the Subsidiary Guarantors, other than certain excluded assets. The Company’s obligations under the Revolving Credit Agreement will be secured by liens on a super-priority basis ranking ahead of the liens securing the Term Loan Credit Agreement.

Amounts borrowed under the Revolving Credit Agreement may be repaid or reborrowed at any time. Amounts borrowed under the Term Loan Credit Agreement may be voluntarily prepaid at any time and must be repaid upon certain Asset Sales or non-permitted debt incurrence events and from a percentage of Excess Cash Flow. Voluntary prepayments of the loans under the Term Loan Credit Agreement are subject to a prepayment premium, as specified in the Term Loan Credit Agreement. The foregoing prepayment premium is also payable upon an acceleration of the loans under the Term Loan Credit Agreement following an Event of Default during the applicable periods. No prepayment premium will be due and payable following the third anniversary of the closing date.

Interest on the borrowings under the Credit Agreements accrues, at a variable rate, based on, at the Company’s option, (i) adjusted SOFR (or, with respect to any revolving borrowings denominated in euros, adjusted Euribor), or (ii) the alternate base rate, plus, in each case, an applicable margin determined by reference to the Company’s Secured Net Leverage Ratio, as specified in the applicable Credit Agreement, and will be due on each Interest Payment Date.

The Credit Agreements contain customary events of default, representations and warranties and covenants, including, among other things, financial covenants and covenants that restrict the ability of the Company and its subsidiaries to incur certain additional indebtedness and restrict the ability of the Company and its subsidiaries to create or permit liens on assets, engage in mergers or consolidations or make certain payments or distributions in respect of junior indebtedness or equity interest as well as negative pledge provisions.

The proceeds of the term and revolving loans under the Credit Agreements (i) were used on the closing date to (a) repay all of the Company’s outstanding indebtedness under (x) that certain Credit Agreement, dated as of March 22, 2017, by and among the Company, Citibank, N.A., as administrative agent and collateral agent, and certain other lenders and issuing banks from time to time party thereto, as amended, restated or otherwise modified from time to time, and (y) that certain Senior Facilities Agreement, dated as of September 3, 2014, by and among Superior Industries Europe AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of

Germany, and certain subsidiaries thereof, Santander Bank Polska S.A., as mandated lead arranger, original lender and agent, Commerzbank Aktiengesellschaft, as mandated lead arranger and original lender, mBank S.A., as mandated lead arranger, original lender and security agent, and the other entities party thereto from time to time, as amended, restated or otherwise modified from time to time (collectively, the “Existing Credit Agreements”) and (b) pay fees, expenses, costs and charges incurred or paid in connection with the above, and (ii) in the case of the Revolving Credit Agreement, may be used following the closing date to fund working capital needs and other general corporate purposes. The revolving loan commitments were undrawn at closing.

The lenders, issuing banks, joint lead arrangers and bookrunners and/or agents under the Credit Agreements, and certain of their affiliates, have engaged in, and/or in the future may engage in, banking and other transactions with the Company, including credit facilities under the Existing Credit Agreements. These parties have received, or may in the future receive, customary fees and expense reimbursement in connection with these services.

Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the applicable Credit Agreement.

The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the Credit Agreements, attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with its entry into the Credit Agreements, on December 15, 2022, the Company terminated its Existing Credit Agreements and repaid a total of $350.5 million, which constituted all amounts outstanding thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Please see Item 1.02 above, which information is incorporated by reference into this Item 2.04.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated December 15, 2022, among Superior Industries International, Inc., Oaktree Fund Administration, LLC, in its capacity as administrative agent, JPMorgan Chase Bank, N.A., in its capacity as collateral agent, and the other lenders party thereto.

10.2	Revolving Credit Agreement, dated December 15, 2022, among Superior Industries International, Inc., JPMorgan Chase Bank, N.A., in its capacity as administrative agent, collateral agent and issuing bank, and the other lenders and issuing banks party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: December 19, 2022	/s/ David Sherbin
David Sherbin
Senior Vice President, General Counsel and Chief Compliance Officer

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